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                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT

                                       OF

                              COLONY BANKCORP, INC.


         In accordance with the provisions of O.C.G.A. ss. 14-2-1002 of the Georgia Business Corporations Code, Colony Bankcorp, Inc., a Georgia corporation, hereby submits the following articles of amendment:

                                       1.

         The name of the corporation is Colony Bankcorp, Inc. and the charter number of the corporation is 8213165.

                                       2.

         Paragraph 5 of the articles of incorporation of Colony Bankcorp, Inc. is hereby deleted in its entirety and the following substituted in lieu thereof:

         The corporation shall have the authority to issue 5,000,000 common shares with a par value of $1.00 per share.

                                       3.

         The amendment was duly adopted by the Board of Directors of Colony Bankcorp, Inc. on February 16, 1999, and shareholder action was not required.

         IN WITNESS WHEREOF, Colony Bankcorp, Inc. has caused these articles of amendment to be executed by its duly authorized officers on this 16th day of February, 1999.

                                 COLONY BANKCORP, INC.


                                 By:  /s/ James D. Minix
                                    ------------------------------------------
                                       JAMES D. MINIX, President

                                 ATTEST: /s/ Ben B. Mills, Jr.
                                        ---------------------------------------
                                            BEN B. MILLS, JR., Secretary